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                                                                    EXHIBIT 99.j

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
American Fidelity Dual Strategy Fund:

We consent to the use of our reports included herein, the reference to our name under the heading "Financial Highlights" in the Prospectus, and the reference to our name under the heading "Custodian, Independent Accountants and Counsel" in the Statement of Additional Information.


                                                                   /s/ KMPG LLP


Oklahoma City, Oklahoma
April 30, 1999